UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 2, 2011

Date of Report (Date of earliest event reported)

KapStone Paper and Packaging Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-51150	20-2699372
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1101 Skokie Boulevard, Suite 300 Northbrook, Illinois	60062
(Address of principal executive offices)	(Zip Code)

(847) 239-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Kapstone Paper and Packaging Corporation (the “Company”) has entered in to the following material definitive agreements.

Third Amendment to Credit Agreement

On January 3, 2011, the Company entered into a Third Amendment to Credit Agreement by and among the Company, certain of its subsidiaries, including Kapstone Kraft Paper Corporation (“Kapstone”), the lenders who are a party thereto, and Bank of America, N.A., as Administrative Agent, amending the Company’s Credit Agreement dated as of June 12, 2008, as previously amended. The Third Amendment to Credit Agreement allows the Company and Kapstone to amend the Purchase Agreement dated as of June 25, 2006 among the Company, Kapstone and International Paper Company (“IP”) to permit Kapstone’s prepayment of earn-out obligations described below.

Amendment to Purchase Agreement

On January 4, 2011, the Company entered into an Amendment to Purchase Agreement by and among the Company, Kapstone and IP.

Pursuant to the Purchase Agreement, in 2007 Kapstone acquired from IP an unbleached kraft paper mill located in Roanoke Rapids, NC and an inflatable dunnage bag manufacturer located in Fordyce, AR. The Purchase Agreement requires Kapstone to pay IP earn-out payments of up to $60 million if certain conditions are met. The contingent earn-out payments are to be paid in April of 2012. Due to the sale of the dunnage bag business in March of 2009, a $4 million earn-out payment was made in April 2009, and reduced the potential future contingent earn-out payments from $60 million to $55 million. Kapstone does not forsee any realistic scenario that would result in a reduction of the $55 million obligation.

The Amendment to Purchase Agreement permits Kapstone to pay IP the amount of $49,700,000 on January 4, 2011 as payment in full of all of Kapstone’s earn-out obligations under the Purchase Agreement. On January 4, 2011, Kapstone paid IP the $49,700,000. By making the payment early, the Company benefited from an 8 percent annualized discount, a savings of $5.3 million. The earn-out payment will be accounted for as goodwill.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On January 2, 2011, James Doughan, who has served as a member of the Board of Directors of the Company since April 2007, passed away. At the time of his death, Mr. Doughan was Chairman of the Nominating and Governance Committee, and a member of the Audit Committee.

Item 9.01                                             Financial Statements and Exhibits

99.1                           Third Amendment to Credit Agreement dated as of January 3, 2011 by and among Kapstone Kraft Paper Corporation, Kapstone Paper and Packaging Corporation and Bank of America N.A.

99.2                           Amendment to Purchase Agreement dated as of January 4, 2011 by and among Kapstone Kraft Paper Corporation, Kapstone Paper and Packaging Corporation and International Paper Company.

This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2011

KAPSTONE PAPER AND PACKAGING
CORPORATION

	By:	/s/ Andrea K. Tarbox
	Name:	Andrea K. Tarbox
	Title:	Vice President and Chief Financial Officer